                                                                     Exhibit 5.1

                                                                     May 3, 2005

IWO Holdings, Inc.
52 Corporate Circle
Albany, NY 12203

                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 to which this letter is attached as Exhibit 5.1 (the "Registration Statement") of IWO
Holdings, Inc., a Delaware corporation (the "Company"), and Independent Wireless
One Corporation, a Delaware corporation ("IWOC"), and Independent Wireless One
Leased Realty Corporation, a Delaware corporation (together with IWOC, the
"Guarantors"), filed with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.
The Registration Statement relates to the registration under the Act of (i) the
Company's $150,000,000 Floating Rate Senior Secured Notes due 2012 (the
"Exchange Floating Rate Notes") and the guarantees of the Exchange Floating Rate
Notes by the Guarantors (the "Exchange Floating Rate Guarantees," and together with the Exchange Floating Rate Notes, the "Exchange Floating Rate Securities")
and (ii) the Company's $140,000,000 Principal Amount at Maturity 10.75% Senior
Discount Notes due 2015 (the "Exchange Discount

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Notes") and the guarantees of the Exchange Discount Notes by the Guarantors (the
"Exchange Discount Guarantees," and together with the Exchange Discount Notes, the "Exchange Discount Securities").

     The Exchange Floating Rate Securities are to be offered in exchange for the
Company's outstanding $150,000,000 Floating Rate Senior Secured Notes due 2012
(the "Initial Floating Rate Notes") and the guarantees of the Initial Floating
Rate Notes by the Guarantors (the "Initial Floating Rate Guarantees"). The
Exchange Floating Rate Securities will be issued in accordance with the terms of the Indenture (the "Floating Rate Securities Indenture"), dated as of January 6,
2005, between the Company and U.S. Bank National Association, as trustee (the
"Floating Rate Securities Trustee"), as supplemented by the Supplemental
Indenture (the "Floating Rate Securities Supplemental Indenture"), dated as of
February 10, 2005, among the Company, the Guarantors and the Floating Rate
Securities Trustee.

     The Exchange Discount Securities are to be offered in exchange for the
Company's outstanding $140,000,000 Principal Amount at Maturity 10.75% Senior
Discount Notes due 2015 (the "Initial Discount Notes") and the guarantees of the
Initial Discount Notes by the Guarantors (the "Initial Discount Guarantees").
The Exchange Discount Securities will be issued in accordance with the terms of the Indenture (the "Discount Securities Indenture"), dated as of January 6,
2005, between the Company and U.S. Bank National Association, as trustee (the
"Discount Securities Trustee"), as supplemented by the Supplemental Indenture
(the "Discount Securities Supplemental Indenture"), dated as of February 10,
2005, among the Company, the Guarantors and the Discount Securities Trustee.

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     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. the Registration Statement;

     2. the Floating Rate Securities Indenture, including as exhibits thereto the form of Exchange Floating Rate Note and the form of Exchange Floating Rate
Guarantee, included as Exhibit 4.1 to the Registration Statement;

     3. the Floating Rate Securities Supplemental Indenture, included as Exhibit
4.2 to the Registration Statement;

     4. the Discount Securities Indenture, including as exhibits thereto the form of Exchange Discount Note and the form of Exchange Discount Guarantee, included as Exhibit 4.3 to the Registration Statement;

     5. the Discount Securities Supplemental Indenture, included as Exhibit 4.4 to the Registration Statement;

     6. the Registration Rights Agreement, dated as of January 6, 2005 (the
"Registration Rights Agreement"), among the Company and the initial purchasers named therein, included as Exhibit 4.7 to the Registration Statement; and

     7. the Joinder to the Registration Rights Agreement, dated February 10,
2005 (the "Joinder Agreement"), among the Company, the Guarantors and the initial purchasers named therein, also included as Exhibit 4.7 to the
Registration Statement.

     In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in

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effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Exchange Floating Rate
Notes and Exchange Discount Notes, certified by the Company, (ii) such corporate records of the Guarantors that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of each Guarantor, certified by the applicable Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of each such
Guarantor relating to the issuance of the Exchange Floating Rate Guarantees and
Exchange Discount Guarantees, certified by the applicable Guarantor and (iii)
such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the
Company and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors.

     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange
Floating Rate Securities and the Exchange Discount Securities will be issued

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as described in the Registration Statement, (ii) that the Exchange Floating Rate
Securities will be in substantially the form attached to the Floating Rate
Securities Indenture and that any information omitted from such form will be properly added and (iii) that the Exchange Discount Securities will be in substantially the form attached to the Discount Securities Indenture and that any information omitted from such form will be properly added.

     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

     1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Floating Rate Notes as set forth in the Registration
Statement and in accordance with the terms of the Floating Rate Securities
Indenture, the Floating Rate Securities Supplemental Indenture, the Registration
Rights Agreement and the Joinder Agreement, the Exchange Floating Rate Notes
will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Floating Rate Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2. When the Exchange Floating Rate Guarantees are duly issued, authenticated and delivered against the surrender and cancellation of the
Initial Floating Rate Guarantees as set forth in the Registration Statement and in accordance with the terms of the Floating Rate Securities

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Indenture, the Floating Rate Securities Supplemental Indenture, the Registration
Rights Agreement and the Joinder Agreement, the Exchange Floating Rate
Guarantees will be valid and legally binding obligations of each of the
Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Exchange Floating Rate Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Discount Notes as set forth in the Registration
Statement and in accordance with the terms of the Discount Securities Indenture, the Discount Securities Supplemental Indenture, the Registration Rights
Agreement and the Joinder Agreement, the Exchange Discount Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange
Discount Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law).

     4. When the Exchange Discount Guarantees are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Discount
Guarantees as set forth in the Registration Statement and in accordance with the terms of the Discount Securities Indenture, the Discount Securities Supplemental
Indenture, the

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Registration Rights Agreement and the Joinder Agreement, the Exchange Discount
Guarantees will be valid and legally binding obligations of each of the
Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Exchange Discount Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     The opinions expressed above are limited to the laws of the State of New
York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

     We hereby consent to use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                Very truly yours,

                /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP